CERTIFICATE                                                            NUMBER OF
   NUMBER                                                                 SHARES
     1
-----------                                                            ---------
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                             EATON VANCE INSURED CALIFORNIA MUNICIPAL BOND FUND II
                        Organized Under the Laws of The Commonwealth of Massachusetts
                                      Auction Preferred Shares, Series A
                                           $.01 Par Value Per Share
                                   $25,000 Liquidation Preference Per Share

                                                                                                          Cusip No. __________


      This certifies that The Depository Trust Company is the owner of [ ] fully paid and non-assessable shares of Auction
Preferred Shares, Series A, $.01 par value per share, $25,000 Liquidation Preference Per Share, of Eaton Vance Insured
California Municipal Bond Fund II (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

      A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge.

      IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be
hereunto affixed this [ ] day of [         ] A.D. 2003.

[                              ]                                             EATON VANCE INSURED CALIFORNIA MUNICIPAL
BOND FUND II
As Transfer Agent and Registrar


By:                                                                          By:
      ------------------------------                                            ---------------------------------
      Authorized Signature                                                      President

                                                                             Attest:
                                                                                    ------------------------------
                                                                                    Treasurer


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      FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto_____________________________
Shares represented by this Certificate, and do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________________, ________________

In presence of


______________________________________                  ______________________________________

                        Shares of Common Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Agreement and
                        Declaration of Trust, as amended, a copy of which may be at the office of the
                        Secretary of the Commonwealth of Massachusetts.

                        The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.

                        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
                        TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION
                        OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                        NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
                        REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY
                        AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR
                        OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
                        THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


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